SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                          Date of Report: May 25, 2005


                       Citizens South Banking Corporation
                       ----------------------------------
               (Exact Name of Registrant as Specified in Charter)



         Delaware                       0-23971                  54-2069979
----------------------------     ------------------------     ----------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


519 South New Hope Road, Gastonia, North Carolina             28054-4040
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code: 704-868-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (CFR 240.13e-4(c))





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Item 1.01         Entry into a Material Definitive Agreement
                  ------------------------------------------

         On May 25, 2005, Citizens South Banking Corporation ("Citizens South") announced that it had entered into an Agreement and Plan of Merger (the "Agreement") to acquire Trinity Bank, a North Carolina chartered bank located in Monroe, North Carolina. Under the terms of the Agreement, Citizens South will issue a combination of shares of common stock and cash with a total value of approximately $35.5 million. The transaction is subject to the approval of Trinity Bank's shareholders and applicable regulatory authorities.

         The text of the press release announcing the execution of the Agreement is included as Exhibit 99(a) to this report. The information included in the text of the press release is considered to be "furnished" under the Securities Exchange Act of 1934. The Company will provide the required pro forma financial statements in a Current Report on Form 8-K at a later date.

Item 9.01         Financial Statements and Exhibits
                  ---------------------------------

99       Additional Exhibits:

         (a)      Joint Press Release Dated May 25, 2005



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           CITIZENS SOUTH BANKING CORPORATION



DATE:  May 25, 2005                    By: /s/ Kim S. Price
                                           -------------------------------------
                                           Kim S. Price
                                           President and Chief Executive Officer


                                       By: /s/ Gary F. Hoskins
                                           -------------------------------------
                                           Gary F. Hoskins
                                           Chief Financial Officer